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                                                                 Exhibit 21.1


                          GoAmerica, Inc. Subsidiaries
                          ----------------------------



1.   GoAmerica Communications Corp. (Delaware corporation)
     433 Hackensack Avenue
     Hackensack, New Jersey 07601

2.   GoAmerica Marketing, Inc. (Delaware corporation)
     433 Hackensack Avenue
     Hackensack, New Jersey 07601

3.   Wynd Communications Corporation (California corporation)
     75 Higuera Street, Suite 240
     San Luis Obispo, California 93401

4.   Hotpaper.com, Inc. (Delaware corporation)
     33 New Montgomery Street, Suite 1040
     San Francisco, California 94105

5.   OutBack Resource Group, Inc. (California corporation)
     3450 Broad Street, Suite 103
     San Luis Obispo, California 93401